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                                                              EXHIBIT 4.24

                      TENTH AMENDMENT AGREEMENT


         This TENTH AMENDMENT AGREEMENT is dated as of February 14, 1997 (this "Agreement"), by and among JBI, INC., a Massachusetts corporation (the "Borrower"); J. BAKER, INC., a Massachusetts corporation ("Baker"); each of the banks that is a signatory hereto (individually, a "Bank" and, collectively, the "Banks"); and FLEET NATIONAL BANK (successor by merger to Fleet National Bank of Massachusetts (formerly known as Shawmut Bank, N.A.) and Fleet Bank of Massachusetts, N.A.), a national banking association, as agent for the BANKS (in such capacity, together with its successors in such capacity, the "Agent").

                  The Borrower, Baker, the Banks and the Agent are parties to a Revolving Credit and Loan Agreement, dated as of February 1, 1993 (as amended by the First Amendment and Waiver Agreement, dated as of November 19, 1993, by the Second Amendment Agreement, dated as of April 29, 1994, by the Third Amendment Agreement, dated as of December 1, 1994, by the Fourth Amendment Agreement, dated as of March 6, 1995, by the Fifth Amendment Agreement, dated as of May 19, 1995, by the Sixth Amendment Agreement, dated as of September 12, 1995, by the Seventh Amendment Agreement, dated as of November 17, 1995, by the Eighth Amendment Agreement, dated as of June 21, 1996, and by the Ninth Amendment, dated as of December 31, 1996, as in effect on the date hereof, the "Credit Agreement"). Capitalized terms used but not defined in this Agreement have the meanings specified for such terms in the Credit Agreement.

         The Borrower and Baker have requested that the Banks and the Agent extend the Termination Date under the Credit Agreement. The Banks and the Agent are prepared to so amend the Credit Agreement, subject to the satisfaction of the conditions precedent and in reliance upon the representations and warranties of the Borrower and Baker set forth herein.

         Section 1. Amendments to the Credit Agreement. As of the Effective Date (as defined in Section 2 below), the Credit Agreement shall be amended by amending and restating the following defined term that appears therein to read as follows:

                  " 'TERMINATION DATE' shall mean April 14, 1998, provided, that if such day is not a BUSINESS DAY, the TERMINATION DATE shall be the immediately preceding BUSINESS DAY (subject to the provisions of Article XXV)."

In order to effect said extension, each of the parties hereto waives the request and notice requirements set forth in Article XXV of the Credit Agreement. Additionally, the Revolving Notes currently outstanding (collectively, the "Current Notes") are hereby amended such that the Maturity Date set forth therein shall be the Termination Date as


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defined and amended herein.  So as to remove any doubt, the Maturity Date of the
Revolving Notes shall be, as of the Effective Date (as defined below), April 14, 1998.

         Section 2. Conditions to Effectiveness. This Agreement shall become effective (the date of such effectiveness being referred to hereinafter as the "Effective Date") on the date on which each of the following conditions precedent is satisfied:

         (a) the Agent shall receive copies of this Agreement bearing the signature of each of the Borrower, Baker, the Guarantors and the Banks;

         (b) the representations and warranties of the Borrower and Baker set forth in Section
                  3 below, shall be true and correct in every respect; and

         (c) the Agent shall receive such other documents and writings as the Agent may reasonably determine necessary to effect the transactions contemplated hereby.

Notwithstanding anything in this Agreement to the contrary, should the Effective Date not occur on or before February 14, 1997, this Agreement shall be null and void and of no force or effect.

         Section 3. Representations and Warranties. By its signature hereto, each of the Borrower and Baker (and with respect to subsections (c), (d) and (e) below, the other Obligors), jointly and severally, represents and warrants to the Banks and the Agent that, as of the date hereof and after giving effect to the amendments to the Credit Agreement contemplated in Section 1 above:

         (a) This Agreement has been duly executed and delivered by the Borrower and Baker. The agreements and obligations of the Borrower and Baker contained herein constitute legal, valid and binding obligations of each such Person enforceable against such Person in accordance with their respective terms.

         (b) The execution, delivery and performance by the Borrower and Baker of this Agreement and the transactions contemplated hereby are within the corporate authority of each such Person, have been duly authorized by proper corporate proceedings, do not and will not contravene any contractual obligation of such Person or any applicable law, and do not and will not result in or require the creation or imposition of any Lien on any property of such Person, other than Liens in favor of the Agent on behalf of the Banks.

         (c) The representations and warranties made by the Obligors in the Credit Agreement, the other Operative Documents and the Financing Agreements were true and correct when made and are true and correct on and as of the date hereof with the same force and effect as if made on and as of the


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                  date hereof (except for representations or warranties that (i)
                  relate solely to a prior date, or (ii) are rendered inaccurate solely by reason of the failure of any information contained in any of Exhibits G (solely as the information therein relates to Section 8.04 or 8.05 of the Credit Agreement), N, O, P, Q or R to the Credit Agreement to remain true). For purposes of this Section 3(c), each reference in Article VIII of the Credit Agreement to "this Agreement" shall include this Agreement.

         (d) No Default or Event of Default has occurred, is continuing or will exist under the Credit Agreement, any other Operative Documents or any Financing Agreements after giving effect to this Agreement.

         (e) All of the Obligors' obligations and liabilities to the Agent and the Banks as evidenced by or otherwise arising under the Credit Agreement, any of the other Operative Documents or any Financing Agreements, are hereby ratified and confirmed in all respects, and no counterclaim, right of set-off or defense of any kind exists or is outstanding with respect to such obligations and liabilities.

The foregoing shall be deemed to be representations and warranties made in an Operative Document for purposes of Section 11.01(d) of the Credit Agreement.

         Section 4. Consent of Obligors. Each of the Obligors acknowledges and consents to the execution and delivery by the Borrower and Baker of this Agreement on the terms specified herein and the performance by each such Person of its respective obligations hereunder, under the Credit Agreement (as amended hereby), the other Operative Documents and the Financing Agreements. Each Obligor, by signing this Agreement, confirms and agrees with the Banks that (a) all of its obligations under the Guarantee and/or the Pledge Agreement (as the case may be) shall remain in full force and effect and are hereby ratified and confirmed, and (b) its grant (as the case may be) to the Banks of a security interest under the Operative Documents to which it is a party shall remain in full force and effect and is hereby ratified and confirmed.

         Section 5. Covenant to Give Notice of Commitment Reduction. Each of the Borrower and Baker jointly and severally agrees that, on or before March 17 1997, they will give irrevocable written direction to the Agent to reduce the Aggregate Commitment Amount to $145,000,000 (or such amount less than $145,000,000 as the Borrower and Baker may elect) and that upon receipt of such direction by the Agent, the Aggregate Commitment Amount shall automatically be reduced by such amount. Any failure on the part of the Borrower and Baker to give such irrevocable written direction on or before March 17, 1997, as set forth in the immediately preceding sentence, shall constitute an Event of Default under the Credit Agreement; provided that such Event of Default may be waived by the Agent with, and only with, the written consent of the Majority Banks.





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         Section 6.        Miscellaneous.

         (a) Replacement Notes. The Borrower hereby agrees that, within five (5) business days after receipt of a written request therefor from any Bank, the Borrower shall execute or cause to be executed (as the case may be) and deliver to such Bank
                  (i) a new Revolving Note in the same form and with the same terms as the Current Notes, provided, however, that the Maturity Date set forth therein shall be April 14, 1998, notwithstanding anything contained in Section 6(a) in the Ninth Amendment to the Credit Agreement regarding the same, and (ii) an opinion of in-house counsel to the Borrower as to the replacement Revolving Note in form and substance satisfactory to the Bank.

         (b) No Other Amendments, Etc. Except as expressly set forth in this Agreement, this Agreement shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Agent or the Banks under the Credit Agreement, the other Operative Documents or the Financing Agreements, nor alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Credit Agreement, the other Operative Documents or the Financing Agreements, all of which are ratified and confirmed on and as of the date hereof in all respects and shall continue in full force and effect. In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement, the terms of this Agreement shall control.

         (c) Counterparts, Etc. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

         (d) Assignments. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors in title and assigns.

         (e) Governing Law, Etc. This Agreement and the respective rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of The Commonwealth of Massachusetts.






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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.
                                      JBI, INC.


                                      By    /s/Philip Rosenberg
                                           Name:       Philip Rosenberg
                                           Title:      Executive Vice President


                                      J. BAKER, INC.


                                      By    /s/Philip Rosenberg
                                           Name:       Philip Rosenberg
                                           Title:      Executive Vice President

                                      FLEET NATIONAL BANK,
                                      for itself and as Agent


                                      By    /s/R. A. Meringolo
                                            Name:       R. A. Meringolo
                                            Title:      Senior Vice President


                                      THE FIRST NATIONAL BANK OF BOSTON


                                      By    /s/Thomas F. Farley, Jr.
                                            Name:       Thomas F. Farley, Jr.
                                            Title:      Director


                                      FLEET BANK, N.A. (formerly "NatWest Bank
                                            N.A.")


                                      By    /s/R. A. Meringolo
                                            Name:       R. A. Meringolo
                                            Title:      Senior Vice President






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                                       BANK HAPOALIM B.M.

                                       By    /s/Conrad Wagner
                                            Name:       Conrad Wagner
                                            Title:      First Vice President

                                       By    /s/Laura A. Raffa
                                            Name:      Laura Anne Raffa
                                            Title:     First Vice President and
                                                       Corporate Manager


                                       NATIONAL CITY BANK OF COLUMBUS

                                       By    /s/Michael J. Durbin
                                           Name:       Michael J. Durbin
                                           Title:      Corporate Loan Officer


                                       STANDARD CHARTERED BANK


                                       By    /s/David D. Cutting
                                             Name:       David D. Cutting
                                             Title:      Senior Vice President


                                       By    /s/Leonardo A. Tee
                                             Name:       Leonardo A. Tee
                                             Title:      Vice President


                                       CITIZENS BANK OF MASSACHUSETTS


                                       By    /s/Patrick C. Joyce
                                             Name:       Patrick C. Joyce
                                             Title:      Vice President







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                                       THE YASUDA TRUST AND BANKING
                                       COMPANY, LTD.


                                       By    /s/Makoto Tagawa
                                             Name:       Makoto Tagawa
                                             Title:      Deputy General Manager


We hereby acknowledge, consent and agree to the terms of the foregoing Agreement and confirm that our obligations under the Guarantee and the Pledge Agreement shall remain unchanged and in full force and effect.

Dated:  December 31, 1996

SPENCER COMPANIES, INC.


By    /s/ Philip Rosenberg
      Name:    Philip Rosenberg
      Title:   Executive Vice President

SPENCER NO. 301 CORP.


By    /s/ Philip Rosenberg
      Name:    Philip Rosenberg
      Title:   Executive Vice President

JBI HOLDING CO., INC.


By    /s/ Philip Rosenberg
      Name:    Philip Rosenberg
      Title:   Executive Vice President


TCMB&T, INC.


By    /s/ Philip Rosenberg
      Name:    Philip Rosenberg
      Title:   Executive Vice President


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WGS CORP.


By    /s/ Philip Rosenberg
      Name:    Philip Rosenberg
      Title:   Executive Vice President

TCM HOLDING COMPANY, INC.


By    /s/ Philip Rosenberg
      Name:    Philip Rosenberg
      Title:   Executive Vice President


MORSE SHOE, INC.


By    /s/ Philip Rosenberg
      Name:    Philip Rosenberg
      Title:   Executive Vice President

BUCKMIN, INC.


By    /s/ Philip Rosenberg
      Name:    Philip Rosenberg
      Title:   Executive Vice President


ELM EQUIPMENT CORP.


By    /s/ Philip Rosenberg
      Name:    Philip Rosenberg
      Title:   Executive Vice President


JARED CORPORATION


By    /s/ Philip Rosenberg
      Name:    Philip Rosenberg
      Title:   Executive Vice President




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MORSE SHOE (CANADA) LTD.


By    /s/ Philip Rosenberg
      Name:    Philip Rosenberg
      Title:   Executive Vice President

MORSE SHOE INTERNATIONAL, INC.


By    /s/ Philip Rosenberg
      Name:    Philip Rosenberg
      Title:   Executive Vice President


ISAB, INC.


By    /s/ Philip Rosenberg
      Name:    Philip Rosenberg
      Title:   Executive Vice President


WHITE CAP FOOTWEAR, INC.


By    /s/ Philip Rosenberg
      Name:    Philip Rosenberg
      Title:   Executive Vice President



THE CASUAL MALE, INC.


By    /s/ Philip Rosenberg
      Name:    Philip Rosenberg
      Title:   Executive Vice President